

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  I-MANY, INC.,

                                 LUNALIGHT, INC.

                                       AND

                                  PROVATO, INC.


                                  JUNE 26, 2001

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I THE MERGER..............................................................................................6

   1.1   THE MERGER...............................................................................................6

   1.2   THE CLOSING..............................................................................................6

   1.3   ACTIONS AT THE CLOSING...................................................................................7

   1.4   ADDITIONAL ACTION........................................................................................7

   1.5   CONVERSION OF SHARES.....................................................................................7

   1.6   [Intentionally Omitted].................................................................................12

   1.7   CALIFORNIA FAIRNESS HEARING; LOCK-UP OF MERGER SHARES...................................................12

   1.8   DISSENTING SHARES.......................................................................................12

   1.9   EXCHANGE OF SHARES......................................................................................13

   1.10  FRACTIONAL SHARES.......................................................................................15

   1.11  OPTIONS AND WARRANT.....................................................................................15

   1.12  ESCROW..................................................................................................17

   1.13  ARTICLES OF INCORPORATION AND BY-LAWS...................................................................17

   1.14  NO FURTHER RIGHTS.......................................................................................17

   1.15  CLOSING OF TRANSFER BOOKS...............................................................................17

   1.16  TAX CONSEQUENCES........................................................................................17

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................18

   2.1   ORGANIZATION, QUALIFICATION AND CORPORATE POWER.........................................................18

   2.2   CAPITALIZATION..........................................................................................19

   2.3   AUTHORIZATION OF TRANSACTION............................................................................19

   2.4   NONCONTRAVENTION........................................................................................20


                                       1

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
   2.5   SUBSIDIARIES............................................................................................20

   2.6   FINANCIAL STATEMENTS....................................................................................20

   2.7   ABSENCE OF CERTAIN CHANGES..............................................................................21

   2.8   UNDISCLOSED LIABILITIES.................................................................................21

   2.9   TAX MATTERS.............................................................................................21

   2.10  ASSETS..................................................................................................23

   2.11  OWNED REAL PROPERTY.....................................................................................23

   2.12  REAL PROPERTY LEASES....................................................................................23

   2.13  INTELLECTUAL PROPERTY...................................................................................24

   2.14  INVENTORY...............................................................................................26

   2.15  CONTRACTS...............................................................................................26

   2.16  ACCOUNTS RECEIVABLE.....................................................................................27

   2.17  POWERS OF ATTORNEY......................................................................................28

   2.18  INSURANCE...............................................................................................28

   2.19  LITIGATION..............................................................................................28

   2.20  WARRANTIES..............................................................................................28

   2.21  EMPLOYEES...............................................................................................28

   2.22  EMPLOYEE BENEFITS.......................................................................................29

   2.23  ENVIRONMENTAL MATTERS...................................................................................31

   2.24  LEGAL COMPLIANCE........................................................................................33

   2.25  CUSTOMERS AND SUPPLIERS.................................................................................33

   2.26  PERMITS.................................................................................................33

   2.27  CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES..........................................................33

   2.28  BROKERS' FEES...........................................................................................33


                                       2

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
   2.29  BANK AND BROKERAGE ACCOUNTS.............................................................................33

   2.30  BOOKS AND RECORDS.......................................................................................34

   2.31  TAX-FREE REORGANIZATION.................................................................................34

   2.32  DISCLOSURE..............................................................................................34

   2.33  INFORMATION SUPPLIED....................................................................................34

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY............................34

   3.1   ORGANIZATION, QUALIFICATION AND CORPORATE POWER.........................................................34

   3.2   CAPITALIZATION..........................................................................................35

   3.3   AUTHORIZATION OF TRANSACTION............................................................................35

   3.4   NONCONTRAVENTION........................................................................................35

   3.5   REPORTS AND FINANCIAL STATEMENTS........................................................................36

   3.6   LITIGATION..............................................................................................36

   3.7   INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY.........................................................36

   3.8   BROKERS' FEES...........................................................................................37

   3.9   DISCLOSURE..............................................................................................37

   3.10  TAX MATTERS.............................................................................................37

   3.11  INFORMATION SUPPLIED....................................................................................37

   3.12  ABSENCE OF CERTAIN CHANGES..............................................................................38

ARTICLE IV COVENANTS.............................................................................................38

   4.1   CLOSING EFFORTS.........................................................................................38

   4.2   GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.......................................................38

   4.3   STOCKHOLDER APPROVAL....................................................................................38

   4.4   OPERATION OF BUSINESS...................................................................................40

   4.5   ACCESS TO INFORMATION...................................................................................41


                                       3

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
   4.6   NOTICE OF BREACHES......................................................................................41

   4.7   EXCLUSIVITY.............................................................................................42

   4.8   EXPENSES................................................................................................42

   4.9   INDEMNIFICATION.........................................................................................43

   4.10  SECURITIES EXEMPTION....................................................................................43

   4.11  TAX MATTERS.............................................................................................43

   4.12  EMPLOYEE BENEFITS CONTINUATION..........................................................................43

   4.13  PROSPECTUS/PROXY STATEMENT..............................................................................44

   4.14  PREPARATION OF PERMIT APPLICATION, HEARING REQUEST AND HEARING NOTICE...................................44

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER...................................................................44

   5.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS..................................................................44

   5.2   CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY....................................44

   5.3   CONDITIONS TO OBLIGATIONS OF THE COMPANY................................................................47

ARTICLE VI INDEMNIFICATION.......................................................................................48

   6.1   INDEMNIFICATION BY THE COMPANY STOCKHOLDERS.............................................................48

   6.2   INDEMNIFICATION CLAIMS..................................................................................49

   6.3   SURVIVAL OF INDEMNIFICATION COMMITMENTS, REPRESENTATIONS AND WARRANTIES.................................51

   6.4   LIMITATIONS.............................................................................................52

   6.5   AUTHORITY TO AND INDEMNIFICATION OF INDEMNIFICATION REPRESENTATIVES.....................................53

ARTICLE VII TERMINATION..........................................................................................53

   7.1   TERMINATION OF AGREEMENT................................................................................53

   7.2   EFFECT OF TERMINATION...................................................................................54

ARTICLE VIII DEFINITIONS.........................................................................................55

ARTICLE IX MISCELLANEOUS.........................................................................................58


                                       4

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
   9.1   PRESS RELEASES AND ANNOUNCEMENTS........................................................................58

   9.2   NO THIRD PARTY BENEFICIARIES............................................................................58

   9.3   ENTIRE AGREEMENT........................................................................................58

   9.4   SUCCESSION AND ASSIGNMENT...............................................................................58

   9.5   COUNTERPARTS AND FACSIMILE SIGNATURE....................................................................58

   9.6   HEADINGS................................................................................................58

   9.7   NOTICES.................................................................................................58

   9.8   GOVERNING LAW...........................................................................................59

   9.9   AMENDMENTS AND WAIVERS..................................................................................59

   9.10  SEVERABILITY............................................................................................60

   9.11  CONSTRUCTION............................................................................................60

Exhibit A - Escrow Agreement
Exhibit B - Opinion of Counsel to the Company
Exhibit C - Opinion of Counsel to the Buyer
Exhibit D - Form of Employment Agreement
Exhibit E - Voting Agreement, Release and Irrevocable Proxy
Exhibit F - Convertible Note Purchase Agreement

Exhibit 1.13(a) - Form of Articles of Incorporation
Exhibit 1.13(b) - Form of By-laws

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                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         This Amended and Restated Agreement and Plan of Merger (this "Agreement") is entered into as of June 26, 2001, by and among I-many, Inc., a Delaware corporation (the "Buyer"), Lunalight, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Provato, Inc., a California corporation (the "Company"). The Buyer, the Transitory Subsidiary, and the Company are referred to collectively herein as the "Parties." This Agreement amends and restates the Agreement and Plan of Merger by and among the Parties dated April 18, 2001.

         This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company (the "Company Stockholders") will receive common stock of the Buyer in exchange for their capital stock of the Company and the optionholders of the Company will receive the right to exercise their options to receive common stock of the Buyer.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the later of (i) the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "DGCL") (the "Certificate of Merger") with the Secretary of State of the State of Delaware and (ii) the time at which the Company, the Buyer and the Transitory Subsidiary file an agreement of merger prepared and executed in accordance with Section 1103 of the Corporations Code of California (the "CCC") (the "California Agreement") with the Secretary of State of the State of California and such filings are deemed accepted by the Secretary of State of the State of Delaware and the Secretary of State of the State of California, respectively. The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL and Section 1107 of the CCC. It is the intent of the Parties that the Effective Time occur on the Closing Date or, if not practicable, on the earliest practicable day thereafter.

         1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lucash, Gesmer & Updegrove, LLP, 40 Broad Street, Boston, Massachusetts 02109, commencing at 9:00 a.m. local time on July 17, 2001, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or

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waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "Closing Date").

         1.3 ACTIONS AT THE CLOSING. At the Closing:

             (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

             (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

             (c) the Transitory Subsidiary shall file the Certificate of Merger with the Secretary of State of the State of Delaware and the Buyer, the Transitory Subsidiary and the Company shall file the California Agreement with the Secretary of State of the State of California;

             (d) the Buyer shall collect the stock certificates from the Company Stockholders and deliver instructions to its Transfer Agent to deliver corresponding certificates for the Initial Shares (as defined below) to the Company Stockholders promptly after the Closing; and

             (e) the Buyer, Mark Christiansen and Andy Cohen (each of Mark Christiansen and Andrew Cohen, an "Indemnification Representative," and together, the "Indemnification Representatives") and State Street Bank and Trust Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement in the form attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall instruct its Transfer Agent to deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.12.

         1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

         1.5 CONVERSION OF SHARES.

             (a) SHARES AT THE EFFECTIVE TIME.

                 (i) Subject to Section 1.7, at the Effective Time, by virtue of the Merger and without any further action on the part of the Buyer, the Transitory Subsidiary, the Company or any Company Stockholder:

                 (ii) each share of common stock of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time (including shares of Company Common Stock issuable upon conversion of Company Preferred Stock (as defined below) which the holder has elected to convert immediately prior to the Effective Time) shall be converted into the right to receive that number of shares of the common stock (par value $.0001 per share) of the Buyer ("Buyer Common Stock") equal to the "Common Applicable Fraction" (as defined below).

                 (iii) each share of Series A Preferred Stock (if any) outstanding immediately prior to the Effective Time (excluding shares of Series A Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time) shall be converted into the right to receive that number of shares of Buyer Common Stock equal to the "Series A Applicable Fraction" (as defined below);

                 (iv) each share of Series B Preferred Stock (if any) outstanding immediately prior to the Effective Time (excluding shares of Series B Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time) shall be converted into the right to receive that number of shares of Buyer Common Stock equal to the "Series B Applicable Fraction" (as defined below);

                 (v) each share of Series C Preferred Stock (if any) outstanding immediately prior to the Effective Time (excluding shares of Series C Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time) shall be converted into the right to receive that number of shares of Buyer Common Stock equal to the "Series C Applicable Fraction" (as defined below); and

                 (vi) each share of the common stock (par value $.001 per share) of the Transitory Subsidiary outstanding immediately prior to the Effective Time shall convert into one (1) share of common stock of the Surviving Corporation.

         Notwithstanding the foregoing, Dissenting Shares (as defined in Section 1.8(a)) (if any) shall not be converted into or represent the right to receive Buyer Common Stock in accordance with this Section 1.5(a), and each holder of Dissenting Shares shall be entitled only to such rights with respect to such Dissenting Shares as described in Section 1.8 below.

            (b)  For purposes of this Agreement:

                 (i) The "Aggregate Preferred Stock Liquidation Preference" shall be the sum of the Series A Liquidation Preference (as defined below), the Series B Liquidation Preference (as defined below) and the Series C Liquidation Preference (as defined below).

                 (ii) "Assumed Vested Purchase Rights Shares" shall mean the shares of Company Common Stock and Company Preferred Stock issuable upon exercise of the Assumed Vested Purchase Rights.

                 (iii) "Issued Shares Fraction" shall be a fraction, the numerator of which shall equal the Total Consideration minus all shares of Buyer Common Stock issuable with respect to Assumed Vested Purchase Rights Shares (assuming exercise of

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the Assumed Vested Purchase Rights), and the denominator of which shall equal the Total Consideration.

                 (iv) The "Series A Liquidation Preference" shall be the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (excluding shares of Series A Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time) multiplied by $1.00 per share.

                 (v) The "Series B Liquidation Preference" shall be the number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time (excluding shares of Series B Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time) multiplied by $1.20 per share.

                 (vi) The "Series C Liquidation Preference" shall be the number of shares of Series C Preferred Stock outstanding, as well as those issuable pursuant to the Warrant (as defined in Section 1.11(a) below), immediately prior to the Effective Time (excluding shares of Series C Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time) multiplied by $4.83 per share.

                 (vii) The "Common Applicable Fraction" shall be the fraction:
(A) having a numerator equal to the amount by which the Total Consideration exceeds the quotient of (1) the Aggregate Preferred Stock Liquidation Preference, divided by (2) the Buyer Stock Price; and (B) having a denominator equal to the Aggregate Company Share Amount (as defined below); provided, that the Common Applicable Fraction shall not be less than zero.

                 (viii) The "Aggregate Company Share Amount" shall be the sum of
(A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including (1) shares of Company Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time, and (2) any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), (B) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Vested Options (as defined in Section 1.11 below) outstanding immediately prior to the Effective Time, (C) the aggregate number of shares of Company Preferred Stock outstanding, as well as those issuable pursuant to the Warrant, immediately prior to the Effective Time (excluding shares of Company Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time), and (D) the aggregate number of Company Warrant Shares (as defined below) immediately prior to the Effective Time.

                 (ix) The "Buyer Stock Price" shall be equal to the average closing sale price of a share of Buyer Common Stock on the Nasdaq National Market for

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the fifteen (15) trading days ending on the trading day three (3) business days prior to the Closing Date.

                 (x) The "Company Preferred Stock" shall be the shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                 (xi) The "Series A Applicable Fraction" shall be the sum of (A) the fraction having the numerator equal to the quotient of (1) the Series A Liquidation Preference, divided by (2) the Buyer Stock Price and having the denominator equal to the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (excluding shares of Series A Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time), and (B) the Common Applicable Fraction.

                 (xii) The "Series B Applicable Fraction" shall be the sum of
(A) the fraction having the numerator equal to the quotient of (1) the Series B Liquidation Preference, divided by (2) the Buyer Stock Price and having the denominator equal to the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time (excluding shares of Series B Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time), and (B) the Common Applicable Fraction.

                 (xiii) The "Series C Applicable Fraction" shall be the sum of
(A) the fraction having the numerator equal to the quotient of (1) the Series C Liquidation Preference, divided by (2) the Buyer Stock Price and having the denominator equal to the aggregate number of shares of Series C Preferred Stock outstanding, as well as those issuable pursuant to the Warrant (as defined below), immediately prior to the Effective Time (excluding shares of Series C Preferred Stock which the holder has elected to convert to Company Common Stock immediately prior to the Effective Time), and (B) the Common Applicable Fraction.

                 (xiv) The "Company Warrant Shares" shall be the shares of Company Common Stock that are subject to a right of purchase pursuant to outstanding warrants (excluding shares of Company Common Stock that are subject to a right of purchase pursuant to outstanding warrants which the warrant holder has elected to exercise immediately prior to the Effective Time and excluding shares of Company Common Stock that are subject to a right of purchase pursuant to outstanding warrants that will expire by their terms upon the Effective
Time).

                 (xv) The "Total Consideration" shall be 1,984,808 shares of Buyer Common Stock less the Holdback Shares. The "Holdback Shares" shall be (i) 4,510 shares of Buyer Common Stock if the Collected Amounts (as defined below) are less than $75,000 and (ii) zero (0) shares of Buyer Common Stock if the Collected Amounts (as defined below) are equal to or greater than $75,000. The "Collected Amounts" shall be the value of all Company customer accounts receivable actually collected by the Company and deposited and credited to the Company's Imperial Bank checking account between the date hereof and the Effective Time as reflected in the Company's Imperial Bank checking account statements as submitted to Buyer prior to the Effective Time. The "Collected Amounts" shall specifically include all license fees and maintenance amounts to which the Company is entitled that are actually collected from customers pursuant to that certain Software Distribution Agreement dated on or about June 25, 2001 by and between the Buyer and the Company.

             (c) The Buyer shall deliver 198,481 shares of the Buyer Common Stock, otherwise issuable to the Company Stockholders and drawn proportionately from them in relation to the relative numbers of shares of Buyer Common Stock distributable to each pursuant to this Section 1.5, to the Escrow Agent as set forth in Section 1.12(a) of this Agreement (the "Escrow Shares").

             (d) The unissued shares of Company capital stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.

             (e) The shares issued pursuant to this Section 1.5 (other than Escrow Shares, the "Initial Shares"), together with the Escrow Shares, shall be referred to herein as the "Merger Shares." The Merger Shares shall be subject to the provisions of Section 1.7.

             (f) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company (a "Restricted Stock Agreement"), then, except as set forth in the applicable Restricted Stock Agreement, the shares of Buyer Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Buyer Common Stock shall accordingly be marked with appropriate legends.

             (g) Notwithstanding anything in this Section 1.5 to the contrary, under no circumstances shall the total number of shares of Buyer Common Stock issuable pursuant to this Section 1.5, including without limitation the Escrow Shares, plus the number of shares of Buyer Common Stock issuable with respect to the Assumed Vested Purchase Rights Shares (assuming exercise of the Assumed Vested Purchase Rights), exceed the Total Consideration; provided that if the number of shares of Buyer Common Stock issuable pursuant to this Section 1.5, including without limitation the Escrow Shares, plus the number of shares of Buyer Common Stock issuable with respect to the Assumed Vested Purchase Rights Shares (assuming exercise of the Assumed Vested Purchase Rights), would, but for the provisions of this subsection 1.5(g), exceed the Total Consideration, the maximum number of shares of Buyer Common Stock which may be issued shall be allocated first to the escrow arrangement as provided in Section 1.5(c) and to the Warrant (assuming exercise of such Warrant), as provided in Section 1.11, with the remaining shares allocated among the holders of the Company Preferred

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Stock pro rata in accordance with the number of shares each would receive were the full number of shares to be issued and were the Common Applicable Fraction to equal zero.

                  1.6 [Intentionally Omitted]

                  1.7 CALIFORNIA FAIRNESS HEARING; LOCK-UP OF MERGER SHARES.

                      (a) FAIRNESS HEARING. The Buyer Common Stock to be issued in the Merger will be qualified by a permit (the "Permit") issued under Section 25121 of the California Corporate Securities Law of 1968 (the "Securities Law") after a fairness hearing (the "Fairness Hearing") to be held promptly before the California Commissioner of Corporations pursuant to Section 25142 of the Securities Law and shall thereby be an exempt transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). Promptly after signing this Agreement, the Buyer shall prepare and file with the California Department of Corporations (the "Department") a permit for qualification of the Buyer Common Stock to be issued in the Merger and an application for a Fairness Hearing together with the disclosure statement included therein (the "Disclosure Statement") and any other documents required by the Securities Law, in connection with the Merger. The Buyer shall use its Reasonable Best Efforts to have the Permit issued under the Securities Law as promptly as practicable after such filing, provided that the Buyer will have no obligation to change any provision of its Certificate of Incorporation or Bylaws, or to make any change in its rights and obligations with respect to its securities or its security holders in order to obtain the Permit. The Buyer shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Buyer Common Stock in the Merger.

                      (b) Notwithstanding Section 1.7(a) above, the Buyer Common Stock issued as the Merger Shares to each Company Stockholder shall be subject to restriction in that one-half of the Buyer Common Stock issued to such Company Stockholder pursuant to this Agreement may not be sold, pledged, disposed of or otherwise transferred by such Company Stockholder until after August 15, 2001, and the remaining one-half of the Buyer Common Stock issued to such Company Stockholder pursuant to this Agreement may not be sold, pledged, disposed of or otherwise transferred until after October 11, 2001.

                  1.8 DISSENTING SHARES.

                      (a) For purposes of this Agreement, "Dissenting Shares" means shares of Company Common Stock and Company Preferred Stock held as of the Effective Time by a Company Stockholder who has not voted such shares of Company Common Stock and Company Preferred Stock in favor of the approval of the principal terms of the Merger and other transactions contemplated by this Agreement and with respect to which such Company Stockholder has demanded dissenters' rights in accordance with Chapter 13 of the CCC and not effectively withdrawn or forfeited such rights prior to the

Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares unless such Company Stockholder shall have forfeited his, her or its right to dissent under Chapter 13 of the CCC or properly withdrawn, his, her or its demand for purchase. If such Company Stockholder has so forfeited or withdrawn his, her or its right to demand purchase of its Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall instruct its Transfer Agent to deliver to such holder certificates representing the shares to which such holder is then entitled pursuant to Section 1.5 (which shares shall be considered Merger Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

                      (b) The Company shall give the Buyer (i) prompt notice of any written demands for purchase of any shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for purchase under the CCC. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for purchase or offer to settle or settle any such demands.

                  1.9 EXCHANGE OF SHARES.

                      (a) On the Closing Date, the Buyer shall collect from the Company Stockholders the certificates that, immediately prior to the Effective Time, represented shares of Company Common Stock and shares of Company Preferred Stock (including any shares of Company Common Stock and shares of Company Preferred Stock referred to in the last sentence of Section 1.8(a)) ("Certificates"). The Buyer shall also instruct the Transfer Agent to deliver to each of the holders of Certificates stock certificates representing the Initial Shares, as described in Section 1.5, with an appropriate legend describing the transfer restrictions applicable to such Initial Shares. As soon as practicable after the Effective Time, the Buyer shall send a notice and a transmittal form to each holder of a Certificate that has not delivered such Certificate to the Buyer advising such holder of the effectiveness of the Merger and the procedure for surrendering such Certificate in exchange for the Initial Shares issuable pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Buyer in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive certificates for the Initial Shares issuable pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

                      (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Buyer any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Buyer nor any Party shall be liable to a holder of Company Common Stock for any Initial Shares issuable to such holder pursuant to
Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                      (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

                      (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates for certificates representing the Initial Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

                      (e) Buyer shall affix to each certificate evidencing outstanding Buyer Common Stock that is issued pursuant to this Agreement to each Company Stockholder who is an affiliate of the Buyer a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A TRANSACTION GOVERNED BY RULE 145 ("RULE 145") PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT AT THE TIME OR UNLESS THE PROPOSED SALE OR DISPOSITION CAN BE MADE IN COMPLIANCE WITH RULE 145 OR WITHOUT REGISTRATION IN RELIANCE ON ANOTHER EXEMPTION THEREFROM."

                      (f) In addition to the legend described in Section 1.9(e), Buyer shall instruct the Transfer Agent to (i) place a stop order for the purpose of preventing the unauthorized transfer of the Merger Shares prior to the applicable lock-up release dates and (ii) affix to each certificate evidencing the Initial Shares issued to a Company Stockholder pursuant to this Agreement a legend as follows:

                          (i) each certificate evidencing one half of the
Initial Shares issued to such Company Stockholder pursuant to this Agreement shall bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP RESTRICTION AND MAY NOT BE SOLD, PLEDGED, DISPOSED OF OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF UNTIL AFTER AUGUST 15, 2001."

                          (ii) each certificate evidencing the remaining one
half of the Initial Shares issued to such Company Stockholder pursuant to this Agreement shall bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP RESTRICTION AND MAY NOT BE SOLD, PLEDGED, DISPOSED OF OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF UNTIL AFTER OCTOBER 11, 2001."

                  1.10 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such person would be entitled, rounded down to the nearest whole number, plus a cash payment equal to the remaining fraction of an Initial Share multiplied by the Buyer Stock Price (as determined in Section 1.5(b)(ix)).

                  1.11 OPTIONS AND WARRANT.

                       (a) As of the Effective Time, (i) all options to purchase common stock issued by the Company ("Options," including both options which are vested as of the Effective Time (the "Vested Options") and options which are not so vested) pursuant to the Option Plan and all unissued options to purchase Company Common Stock which are authorized for issuance pursuant to the Option Plan but not represented by outstanding Options (the "Unissued Options"), (ii) the Option Plan insofar as it relates to Options outstanding as of the Closing and the Unissued Options, and (iii) the warrant issued to Pentech Financial Services, Inc., dated as of November 16, 2000, to purchase 12,422 shares of Company Series C Preferred Stock, as may be amended pursuant to Section

5.2(m) hereof (the "Warrant", and together with the Options, the "Assumed Purchase Rights," and the Warrant together with the Vested Options being referred to as the "Assumed Vested Purchase Rights"), shall be assumed by the Buyer. Immediately after the Effective Time, each Assumed Purchase Right outstanding immediately prior to the Effective Time shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such Assumed Purchase Right at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of shares of Company Common Stock or shares of Series C Preferred Stock of the Company, as applicable, subject to the unexercised portion of such Assumed Purchase Right, multiplied by the Common Applicable Fraction (in the case of Assumed Purchase Rights exercisable for shares of Company Common Stock) or the Series C Applicable Fraction (in the case of Assumed Purchase Rights exercisable for shares of Series C Preferred Stock) as set forth in Section 1.5 hereof (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such Assumed Purchase Right shall be equal to the exercise price of such Assumed Purchase Right immediately prior to the Effective Time divided by the Common Applicable Fraction (in the case of Assumed Purchase Rights exercisable for shares of Company Common Stock) or the Series C Applicable Fraction (in the case of Assumed Purchase Rights exercisable for shares of Series C Preferred Stock) as set forth in Section 1.5 hereof (rounded up to the nearest whole cent). The term, exercisability, vesting schedule and all of the other terms of the Assumed Purchase Rights immediately prior to the Effective Time shall otherwise remain unchanged.

                      (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Assumed Purchase Rights appropriate notices setting forth (i) the number of shares of the Buyer Common Stock subject to such Assumed Purchase Right; (ii) the exercise price per share of Buyer Common Stock issuable upon exercise of such Assumed Purchase Right; (iii) such holders' rights pursuant to such Assumed Purchase Right, as amended by this Section 1.11; and (iv) an affirmation that the agreements evidencing such Assumed Purchase Rights shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.11 and such notice).

                      (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Assumed Purchase Rights assumed in accordance with this Section 1.11.

                      (d) The Company shall cause the termination, as of the Effective Time, of all outstanding options, warrants and other rights (other than Assumed Purchase Rights) to purchase any shares of Company Common Stock or shares of Company Preferred Stock (the "Purchase Rights") that remain unexercised.

                      (e) [INTENTIONALLY DELETED BY AGREEMENT OF THE PARTIES]

                      (f) The Buyer Common Stock reserved for issuance in conjunction with the Options shall be registered pursuant to a registration statement on Form S-8 (or an amendment to an existing Form S-8) filed with the SEC within a reasonable period of time following the Closing, and in any event not later than September 1, 2001.

                  1.12 ESCROW.

                       (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the 198,481 Escrow Shares, as described in Section 1.5(c), for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

                       (b) The approval of the principal terms of the Merger and other transactions contemplated by this Agreement by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

                  1.13 ARTICLES OF INCORPORATION AND BY-LAWS.

                       (a) The articles of incorporation of the Surviving Corporation immediately following the Effective Time shall be in the form set forth in EXHIBIT 1.13(a).

                       (b) The by-laws of the Surviving Corporation immediately following the Effective Time shall be in the form set forth in EXHIBIT 1.13(b).

                  1.14 NO FURTHER RIGHTS. From and after the Effective Time, no shares of Company Common Stock or Company Preferred Stock shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

                  1.15 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section 1.11 and to California law in the case of Dissenting Shares.

                  1.16 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this

Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct as of April 18, 2001 (except as set forth in the disclosure schedule provided by the Company and accepted by the Buyer on April 18, 2001) and as of the date hereof (except as set forth in the supplemental disclosure schedule provided by the Company and accepted by the Buyer on the date hereof) (together, the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; however, any information disclosed herein under any section number of this Agreement shall be deemed disclosed and incorporated into any other section of the Agreement where it is apparent from the disclosure contained therein that such disclosure would be appropriate. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company, as well as any other knowledge which such executive officers would have possessed had such executive officers made reasonable inquiry of appropriate employees and agents of the Company reporting to such executive officer with respect to the matter in question.

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its articles of incorporation and by-laws. The Company is not in default under or in violation of any provision of its articles of incorporation or by-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, financial condition or results of operations of the Company (as defined below), taken as a whole; PROVIDED, HOWEVER, that in no event shall any of the following, in and of itself, constitute a Company Material Adverse Effect: (x) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Company operates or resulting solely from changes in general business or economic conditions; (y) any effects, changes, events, circumstances or conditions to the extent resulting solely from the announcement or pendency of any of the transactions contemplated by this Agreement; and (z) any effects, changes, events, circumstances or conditions to the extent resulting solely from compliance by the company with the terms of, or the taking of any action required by, this Agreement.

         2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 18,000,000 Common Shares, 3,000,000 Series A Preferred Shares, 4,500,000 Series B Preferred Shares and 4,500,000 Series C Preferred Shares, of which, as of the date of this Agreement, 2,925,592 Common Shares, 3,000,000 Series A Preferred Shares, 4,166,631 Series B Preferred Shares and 3,764,617 Series C Preferred Shares, respectively, were issued and outstanding and of which no shares were held in the treasury of the Company. SECTION 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number of shares of capital stock held by each stockholder, (ii) all outstanding Options and Purchase Rights to acquire any shares of the capital stock of the Company, indicating (A) the holder thereof, (B) the number of shares of capital stock subject to each Option and Purchase Right, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Purchase Right, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding shares of capital stock are, and all Common Shares that may be issued upon exercise of Options or Purchase Rights will be (upon issuance in accordance with the terms of such Options and Purchase Rights), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options and Purchase Rights listed in SECTION 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding shares of capital stock were issued in compliance with applicable federal and state securities laws and no more than thirty-five (35) of the holders of equity interests in the Company are "unaccredited investors" as such term is defined under the Securities Act.

         2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the approval of the principal terms of the Merger and other transactions contemplated by this Agreement by a majority of the votes represented by each class and series of the outstanding shares of capital stock entitled to vote on the principal terms of the Merger (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held or by written consent, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this

Agreement in accordance with the provisions of the CCC, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote to approve the principal terms of the Merger and other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, applicable anti-trust laws and other laws relating to monopolies and unfair competition, the Exchange Act and the filing of the Certificate of Merger as required by the DGCL and the Agreement of Merger as required by the CCC, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the articles of incorporation or by-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject and which is listed on the Disclosure Schedule, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the business, consistent with past custom and practice (including with respect to frequency and amount).

         2.5 SUBSIDIARIES. The Company has no subsidiaries and does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

         2.6 FINANCIAL STATEMENTS. The Company has provided to the Buyer (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last three fiscal years; and

(ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the two months ended February 28, 2001 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects (i) the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; PROVIDED, HOWEVER, that the Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which will not be material) and do not include notes. Without limiting the foregoing, the Financial Statements fairly present the valuation of the Company's assets.

         2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 UNDISCLOSED LIABILITIES. The Company does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (a)(ii) of Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

         2.9 TAX MATTERS.

             (a) For purposes of this Agreement, the following terms shall have the following meanings:

                 (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) "Tax Returns" means all reports, returns, claims for refund, schedules, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any amendments of same.

                 (b) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were true, complete and accurate in all material respects. The Company is not nor has it ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable, whether or not shown on a Tax Return, or has accrued such taxes on the applicable balance sheet, and the unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Company does not have any actual liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company and is not a party to any tax sharing, tax allocation, tax indemnity or other similar agreements. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by law, have been paid to the proper Governmental Entity.

                 (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since its inception. The federal income Tax Returns of the Company have not been audited by the Internal Revenue Service and none of the federal income Tax Returns are closed by the applicable statute of limitations. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated and to the knowledge of the Company there are no facts which exist or have existed which would constitute meritorious grounds for the assessment of any Taxes against Company with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authorities. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                 (d) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under
Section 280G of the Code; (iv) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation

Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                 (e) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                 (f) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

                 (g) All deficiencies asserted as a result of any examination of any return or report of Taxes of Company have been paid in full, accrued on the books of Company, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.

                 (h) There are no liens for Taxes upon any property or assets of Company except liens for current Taxes not yet due, and there are no liens for Taxes which, to the knowledge of Company, are pending or threatened.

         2.10 ASSETS. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

         2.11 OWNED REAL PROPERTY. The Company does not own any real property.

         2.12 REAL PROPERTY LEASES. SECTION 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in SECTION 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in SECTION
2.12 of the Disclosure Schedule:

                 (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                 (b) provided that all consents and notices described in SECTION
2.12 of the Disclosure Schedule are obtained or made, the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the

Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                 (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

                 (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                 (e) to the knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which materially impairs the current uses or the occupancy by the Company of the property subject thereto.

         2.13    INTELLECTUAL PROPERTY.

                 (a) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") and (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems" and, collectively with the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems, the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in SECTION 2.13(c) of the Disclosure Schedule), and, to the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrightable works and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, source code, object code, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) trademarks, service
marks, trade names, domain names and applications and registrations therefor and
(vii) other proprietary rights relating to any of the foregoing. SECTION 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

                 (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity (including, without limitation, Microsoft Corporation or Lotus Development Corporation). SECTION 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property, and none of the Company Intellectual Property is subject to liens or other third party claims.

                 (c) SECTION 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party or to one another with respect to, any Company Intellectual Property.

                 (d) SECTION 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" or "web wrap" licenses).

                 (e) The Company has not disclosed the source code for any of the software owned by the Company (the "Software") or related design documentation to any person or entity, except pursuant to the agreements listed in SECTION 2.13(e) of the Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code.

                 (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company as works made for hire, and all of such employees and independent contractors have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                 (g) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors (consistent with industry quality standards) and conform in all material respects to the written documentation and specifications therefor.

                 (h) None of the Company Intellectual Property includes any Intellectual Property developed specifically for the entity identified in
SECTION 2.13(h) of the Disclosure Schedule.

         2.14    INVENTORY. The Company does not maintain any inventory.

         2.15    CONTRACTS.

                 (a) SECTION 2.15 of the Disclosure Schedule lists the following agreements (whether written or oral) to which the Company is a party as of the date of this Agreement:

                     (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum or having a remaining term longer than six (6) months;

                     (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than six (6) months, (B) which involves more than the sum of $10,000, or (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                     (iii) any agreement establishing a partnership or joint venture, or with a prospective acquiror of all or substantially all of the Company's assets, or pursuant to which the Company proposes to acquire all or substantially all of the assets of another entity;

                     (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                     (v) any agreement concerning exclusivity, confidentiality or noncompetition;

                     (vi) any employment or consulting agreement;

                     (vii) any reseller, independent software vendor, distributor or original equipment manufacturer agreement currently in effect, together with the revenues attributable to each such agreement for the fiscal years ended December 31, 1999 and 2000;

                     (viii) any agreement involving any officer, director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                     (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                     (x) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                     (xi) any other agreement (or group of related agreements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

                 (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in SECTION 2.13 and SECTION 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect subject to
(y) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (z) rules of law governing specific performance, injunctive relief and other equitable remedies; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing subject to (y) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (z) rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) neither the Company nor, to the knowledge of the Company , any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any subsidiary or, to the knowledge of the Company, any other party under such contract.

         2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and in the good faith judgment of management of the Company, collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserves for bad debts (which reserves have been created in the Ordinary Course of Business) on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and in the good faith judgment of management are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts (which reserve has been created in the Ordinary Course of Business) in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         2.18 INSURANCE. SECTION 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid to date with no premium payment gaps since the Company's inception, the Company is not liable for retroactive premiums or similar payments, the Company has not entered into any arrangement to finance any premiums, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.19 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company which (a) seeks either damages in excess of $10,000 (either individually or in the aggregate with other Legal Proceedings) or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         2.20 WARRANTIES. Other than the obligations set forth in agreements listed in SECTIONS 2.8, 2.13 and 2.14 of the Disclosure Schedule, the Company is not subject to any guaranty, warranty, right of return, right of credit or other indemnity other than those set forth in the Company's Articles of Incorporation and By-laws.

         2.21     EMPLOYEES.

                  (a) SECTION 2.21 of the Disclosure Schedule contains a list of all employees of and consultants to the Company, along with the position and the annual or other rate of compensation of each such person, the location in which each such person is employed, and, with respect to persons employed in the United States who are not U.S. citizens or resident aliens, the immigration status of each such person and the type and expiration date of such person's visa or work permit. Each employee and consultant has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. SECTION
2.21 of the Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company, or is party to a non-competition agreement with a third party.

                  (b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

                  (c) The Company has complied, in all material respects, with all laws, rules and regulations governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including, without limitation, the Immigration and Nationality Act (8 U.S.C. Sections 1101 ET SEQ.) and its implementing regulations. Each person employed by the Company in the United States who is not a U.S. citizen has a valid work permit or visa that will allow such person to continue working for the Company in the United States until at least April 30, 2002.

         2.22     EMPLOYEE BENEFITS.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                      (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                      (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                      (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

                  (b) SECTION 2.22(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing,
(ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements since inception for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

                  (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                  (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

                  (e) Neither the Company, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee

Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

                  (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

                  (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof, and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                  (k) SECTION 2.22(k) of the Disclosure Schedule discloses each:
(i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (l) SECTION 2.22(l) of the Disclosure Schedule sets forth the policy of the Company with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of the Most Recent Balance Sheet Date.

         2.23     ENVIRONMENTAL MATTERS.

                  (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) the treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. With respect to any such releases of Materials of Environmental Concern, the Company has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c) Set forth in SECTION 2.23(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

         2.24 LEGAL COMPLIANCE. The Company, and the conduct and operations of its business, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         2.25 CUSTOMERS AND SUPPLIERS. SECTION 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company.

         2.26 PERMITS. SECTION 2.26 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

         2.27 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. SECTION 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which have occurred or existed since the Company's inception.

         2.28 BROKERS' FEES. Except as described in SECTION 2.28 of the Disclosure Schedule, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.29 BANK AND BROKERAGE ACCOUNTS. SECTION 2.29 of the Disclosure Schedule sets forth a list of all bank and brokerage accounts of the Company, including the names of the banking and brokerage institutions, the account numbers, the type of account and all authorized signatories on each account.

         2.30 BOOKS AND RECORDS. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

         2.31 TAX-FREE REORGANIZATION. To the knowledge of the Company, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

         2.32 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state any material fact necessary, in light of the circumstances, in order to make the statements herein or therein not misleading.

         2.33 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion in the Notice of Fairness Hearing and any necessary Disclosure Statement (collectively, "Notice Materials"), at the date such information is supplied and at the time of the meeting of the Company Stockholders to be held (or at the time the written consent in lieu of a meeting of the Company Stockholders is executed) to approve the principal terms of the Merger and other transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as of April 18, 2001, and as of the date hereof, as follows:

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The

Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, financial condition, or results of operations of the Buyer and its subsidiaries, taken as a whole.

         3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (i) 100,000,000 shares of Buyer Common Stock, par value $0.0001 per share, of which 33,242,266 shares were issued and outstanding as of March 9, 2001; and (ii) 5,000,000 shares of Buyer Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and shall be, subject to the successful completion of the California Fairness Hearing and the veracity of the representations of the stockholders receiving such shares, issued in compliance with all applicable state and federal securities laws.

         3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, applicable anti-trust laws and other laws relating to monopolies and unfair competition, the Exchange Act and the completion of the necessary merger filings as required by the DGCL and CCC, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, and which is filed as an exhibit to the Buyer Reports (as defined in Section 3.5, below), except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2000 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2000 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

         3.6 LITIGATION. Except as disclosed in the Buyer Reports, as of April 18, 2001 and as of the date hereof, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, would have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.7 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.8      BROKERS' FEES. Neither the Buyer nor the Transitory
Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.9 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         3.10     TAX MATTERS.

                  (a) Neither the Buyer nor the Transitory Subsidiary is an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code;

                  (b) The Buyer (i) has no plan or intention to liquidate the Company or to merge the Company with or into any other corporation or entity, or to sell or otherwise dispose of the shares of the Company which the Buyer will acquire in the transactions contemplated herein, or to cause the Company to sell or otherwise dispose of any of its assets, all except in the Ordinary Course of Business or if such liquidation, merger, or disposition is described in Section 368(a)(2)(C) or Treasury Regulations Sections 1.368-1(d)(4) or 1.368-2(k); and
(ii) has no present plan or intention, following the Closing, to issue any additional shares of stock of the Company or to create any new class of stock of the Company.

                  (c) None of the Buyer, any person related to the Buyer within the meaning of Treasury Regulations Section 1.368-1(e)(3), or any partnership of which the Buyer or a related person is a partner has any plan or intention to acquire any Merger Shares received by any Company Stockholder in the transactions contemplated herein.

                  (d) The Buyer has no plan or intention to cause the Company to issue additional shares of its stock, to create any new class of stock of the Company, or to take any other action that would result in the Buyer losing control of the Company within the meaning of Section 368(c) of the Code.

                  (e) Following the transactions contemplated herein, the Buyer will cause the Company to continue its historic business or use a significant portion of its historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

         3.11 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Buyer for inclusion in the Notice of Fairness Hearing and any necessary Disclosure Statement (collectively, "Notice Materials"), at the date such information is supplied and at the time of the meeting of the Company Stockholders to be held (or at the time the written consent in lieu of a meeting of the Company Stockholders is executed) to approve the principal terms of the Merger and other transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.12 ABSENCE OF CERTAIN CHANGES. Since the date of the Buyer's most recent public filing with the SEC: (a) Leigh Powell, Tim Curran and Terry Nicholson remain employed as senior managers of the Buyer; (b) the Buyer has not publicly announced a reduction in its projected financial earnings or revenues (other than as a result of the Merger); (c) the Buyer has not received notice of the filing of a lawsuit alleging fraud, breach of fiduciary responsibility or customer dissatisfaction which lawsuit is required to be publicly reported pursuant to SEC rules and regulations; and (d) the Buyer continues its business of developing and selling software products and related services.

                                   ARTICLE IV
                                    COVENANTS

         4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2 GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS. Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. The Company shall use its Reasonable Best Efforts to obtain, at its expense, (i) all such waivers, consents, approvals, permits and authorizations from third parties, and to give all such notices to third parties, as are required to be listed in SECTION 2.4 of the Disclosure Schedule and (ii) URL assignment documentation whereby the "provato.net" and "provato.org" URLs have been properly assigned to the Company.

         4.3      STOCKHOLDER APPROVAL.

                  (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the CCC. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders the Notice Materials required pursuant to the California Fairness Hearing, to include without limitation (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the consideration to be received by each Company Stockholder, the indemnification obligations of the Company Stockholders, the Escrow Agreements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule 502(b)(2) of Regulation D under the Securities Act in connection with satisfying the requirements of the California Fairness Hearing, and (C) a statement that dissenters' rights are available for the holders of shares of Company Common Stock and holders of shares of Company Preferred Stock pursuant to Chapter 13 of the CCC. The Company agrees to cooperate with the Buyer in the preparation of the Notice Materials. The Company agrees not to distribute the Notice Materials until the Buyer has had a reasonable opportunity to review and comment on the Notice Materials and the Notice Materials have been approved by the Buyer (which approval may not be unreasonably withheld or delayed). If any stockholder holds Dissenting Shares, then the Company shall send, pursuant to Section 1301 of the CCC, a written notice to all stockholders of the Company that did not execute such written consent or that did not otherwise approve the principal terms of the Merger and other transactions contemplated thereby, informing them that the principal terms of the Merger and other transactions contemplated thereby have been approved by the stockholders of the Company and that dissenters' rights are available for their shares of Common Stock and shares of Preferred Stock pursuant to Chapter 13 of the CCC (which notice shall include a copy of such Chapter), and shall promptly inform the Buyer of the date on which such notice was sent.

                  (b) The Company, acting through its Board of Directors, shall include in the Notice Materials the unanimous recommendation of its Board of Directors that the stockholders of the Company vote to approve the principal terms of the Merger and other transactions contemplated hereby.

                  (c) The Company shall ensure that the Notice Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Notice Materials).

                  (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Notice Materials does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (e) Prior to or upon the date of this Agreement, each stockholder who is a member of the Company Board of Directors and each stockholder who is an entity with representation on the Company Board of Directors shall have executed a Voting Agreement, Release and Irrevocable Proxy in the form attached hereto as EXHIBIT E. In addition, the Company shall use its Reasonable Best Efforts to obtain from each of the

Company Stockholders their written agreement to be bound by the lock-up terms set forth in Section 1.7(b) hereof.

         4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not without the written consent of the Buyer:

                  (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of Options or Purchase Rights outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting and pricing of) any such Options or Purchase Rights (except as contemplated by Section 1.11 of this Agreement);

                  (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any indebtedness (including obligations in respect of capital leases, but excluding any increase in accounts payable resulting from actions in the Ordinary Course of Business or other actions permitted by this Article IV); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner beyond a level of $5,000 the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit beyond a level of $5,000 to its directors, officers or employees (except for existing payment obligations listed in SECTION 2.21 of the Disclosure Schedule);

                  (e) acquire, sell, lease, license or dispose of any assets or property other than purchases and sales of assets in the Ordinary Course of Business;

                  (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

                  (g) discharge or satisfy any Security Interest or pay any obligation or liability, or undertake any obligation to a customer or other third party requiring the expense of more than $50,000 worth of Company cash or other assets or resources, other than in the Ordinary Course of Business;

                  (h) amend its charter, by-laws or other organizational documents;

                  (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (k) make or commit to make any expenditure or series of related expenditures (1) in excess of $20,000 or (2) outside the Ordinary Course of Business;

                  (l) institute or settle any Legal Proceeding;

                  (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in any of the conditions to the Merger set forth in Article V not being satisfied;

                  (n) take any action that would jeopardize the treatment of the Merger as a tax-free reorganization for tax and accounting purposes; or

                  (o) agree in writing or otherwise to take any of the foregoing actions.

         4.5 ACCESS TO INFORMATION. The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

         4.6 NOTICE OF BREACHES. From the date of this Agreement until the Effective Time, each of (a) the Buyer and the Transitory Subsidiary and (b) the Company shall promptly deliver to the other supplemental information concerning events or circumstances occurring subsequent to the date hereof which would in any material respect at any time after the date of this Agreement until the Effective Time (i) render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete or (ii) result in the breach of one or more of the covenants set forth in Section 4. If the events or circumstances occurring subsequent to the date hereof require a change to the Agreement or the Disclosure Schedule in order to make any representation, warranty or statement in this Agreement accurate and complete and the Buyer, the Transitory Subsidiary and the Company agree nonetheless to consummate the Merger, neither the Company Stockholders nor the Buyer and the Transitory Subsidiary shall bear indemnification responsibility to the other pursuant to Section 6 with respect to such change. However if the events or circumstances occurring subsequent to the date hereof result in the breach of one or more of the covenants set forth in Section 4 and the Buyer, the Transitory Subsidiary and the Company agree nonetheless to consummate the Merger, then (x) the Company Stockholders shall indemnify the Buyer and the Transitory Subsidiary with respect to the Company's breach in accordance with Section 6 hereof and (y) the Buyer and the Transitory Subsidiary shall indemnify the Company with respect to the Buyer and the Transitory Subsidiary's breach in accordance with Section 6 hereof.

         4.7      EXCLUSIVITY.

                  (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any division of the Company, (ii) furnish any information about this Agreement or any non-public information concerning the business, properties or assets of the Buyer, the Company, any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

                  (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within three (3) business days after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer, and shall provide the Buyer with a copy of any written materials submitted by such other party.

         4.8 EXPENSES. Except as set forth in Article VI and the Escrow Agreement or in Section 7.2, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that if the Merger is consummated: (a) prior to May 1, 2001 and the fees and expenses incurred by the Company exceed the lesser of (i) the uncommitted cash in the Company's bank and brokerage accounts that is actually available to the Buyer as of the Effective Time and (ii) $1,200,000; or (b) on or after May 1, 2001 and the fees and expenses incurred by the Company exceed $1,250,000; then the amount of any such excess shall result in a reduction of the number of shares held pursuant to the Escrow Agreement equal to the amount of such excess divided by the Buyer Stock Price and such shares shall be distributed to the Buyer. In the event that the Company does not have enough cash available at Closing to satisfy the actual amount of fees and expenses (up to a maximum of $1,250,000) due pursuant to Section 4.8(b) above, the Buyer shall pay such difference on behalf of the Surviving Corporation.

         4.9 INDEMNIFICATION. The Buyer shall not, for a period of six (6) years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or By-laws of the Surviving Corporation for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time. The Buyer shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects all rights to indemnification existing in favor of the directors and officers of the Company, as provided in and subject to the terms of the Surviving Corporation's Articles of Incorporation and By-laws (as in effect as of the Closing Date).

         4.10 SECURITIES EXEMPTION. The parties hereto expect that the Buyer Common Stock to be issued in connection with the Merger will be exempt from registration under the Securities Act of 1933, as amended, by reason of a California Fairness Hearing. Each of the Buyer and Company shall use its best efforts to make such filings and comply with such requirements as shall be necessary to qualify for the applicable state and federal exemptions.

         4.11 TAX MATTERS. Each officer and director of the Company shall reasonably cooperate with, and shall use all Reasonable Best Efforts to obtain any reasonably requested information from any of the Company's accountants, auditors, tax advisors and attorneys for, the Buyer and the Surviving Corporation in connection with the calculation of any Taxes and the preparation of any Tax Return and/or financial statements of the Buyer and/or the Surviving Corporation, and any audit, litigation, or other proceeding with respect thereto. The Buyer shall prepare or cause to be prepared (consistently with the Company's past practice) and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Effective Time which are filed after the Effective Time. The Buyer shall permit the Indemnification Representatives to review and comment on each such Tax Return described in the preceding sentence prior to filing.

         4.12 EMPLOYEE BENEFITS CONTINUATION. To the extent permitted by the employee benefit plans, programs, arrangements and policies of the Buyer, the Buyer agrees to the following:

                  (a) To the extent that service is relevant for purposes of eligibility, level of participation, or vesting under any employee benefit plan, program or arrangement established or maintained by Buyer or any of its affiliates, employees of the Company who become employees of the Buyer or any of its affiliates shall be credited for service accrued or deemed accrued prior to the Effective Time with the Buyer or its affiliates, as the case may be.

                  (b) Any pre-existing condition limitations contained in any employee benefit plan, program or agreement established or maintained by Buyer or any of its affiliates under which any employee of the Company otherwise becomes eligible to receive benefits and who would be deemed under such plan, program or arrangement to have a disqualifying pre-existing condition, will be waived, to the extent such condition was covered by an "employee welfare benefit plan", as such term is defined under
Section 3(1) of ERISA, immediately prior to the Effective Time.

                  (c) Employees of the Company shall be given credit under the applicable plan of Buyer or any of its affiliates for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the successor or replacement plan.

         4.13 PROSPECTUS/PROXY STATEMENT. The Company will send to its stockholders in a timely manner, for the purpose of considering and voting upon the Merger at the Stockholders Meeting, the Notice Materials. The Company will promptly provide all information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. The Company shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. The Company will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Securities Act or Exchange Act with respect to the transactions contemplated hereby.

         4.14 PREPARATION OF PERMIT APPLICATION, HEARING REQUEST AND HEARING NOTICE. As promptly as practicable after the date hereof, the Buyer and the Company shall prepare and file with the Commissioner the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended, in connection with the Merger. Each of the Buyer and the Company shall use its best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the condition that:

                  (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

                  (b) the Commissioner shall have issued the Permit with respect to the Merger.

         5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

                  (a) Holders of no more than fifteen percent (15%) of the shares of Common Stock and shares of Preferred Stock (taken as a whole) shall have demanded and not lost or withdrawn, or shall be eligible to demand, dissenters' rights;

                  (b) the Company shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 and listed on the Disclosure Schedule and which are required on the part of the Company, except for any which if not obtained or effected would not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER that the Company's failure to obtain the consent of Siebel (as such entity is defined in item 9 of Section 2.4 Noncontravention of the Disclosure Schedule) shall not be deemed to have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (c) as such representations and warranties are modified by the Disclosure Schedule, (i) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and
(ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except in the case of each of clauses (i) and (ii), for such failures to be true and correct that do not result in a Company Material Adverse Effect, and except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct in all material respects as of such date); PROVIDED, HOWEVER, that solely for purposes of this Section 5.2(c) and without effecting the applicability of any representations and warranties other than those in Sections 2.7, 2.8, 2.15, 2.16 and 2.25, (1) the representations and warranties in Section 2.16 shall not be required to be true and correct as of the Effective Time as though made as of the Effective Time and (2) the representations and warranties in each of Sections 2.7, 2.8, 2.15 and 2.25 shall not be required to be true and correct as of the Effective Time as though made as of the Effective Time unless the liabilities, costs, damages and other expenses resulting from, and projected to result from, such failure to be true and correct exceed $750,000, in which event all such representations and warranties shall be required to be true and correct as of the Effective Time as though made as of the Effective Time;

                  (d) the Company shall have performed or complied with in all material respects each of the obligations and covenants required to be performed or complied with by it under this Agreement as of or prior to the Effective Time, except where the failure to have performed or complied with such covenants and obligations has not had a

Company Material Adverse Effect or a material adverse effect on the Surviving Corporation;

                  (e) no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) result in, or be projected to result in, liabilities, costs, damages and other expenses in excess of $500,000, and no such judgment, order, decree, stipulation or injunction shall have been issued by any court of competent jurisdiction and remain in effect;

                  (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses
(a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects;

                  (g) the Buyer shall have received (1) an audit and (2) a draft version of an unqualified opinion that is accompanied by written assurances that KPMG LLP expects to sign and deliver such unqualified opinion in precisely such form promptly after, and in any event within 72 hours of, the Closing, each of
(1) and (2) above in a form reasonably satisfactory to the Buyer, from KPMG LLP of (i) the Company's December 31, 2000 financial results, (ii) the Company's December 31, 1999 financial results, and (iii) the Company's financial results for such other periods as the SEC may require a filing by the Buyer; together with written consent of KPMG permitting the Company to include such financial statements and such unqualified opinion in the Company's filings with the SEC (which shall include an undertaking by KPMG to deliver consents in the future with respect to such financial statements and such unqualified opinion as reasonably requested by the Buyer);

                  (h) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in EXHIBIT B attached hereto, addressed to the Buyer and dated as of the Closing Date;

                  (i) the Buyer shall have received executed employment agreements from Mark Christiansen, Charles Thurston and Ross Lefstin substantially in the form attached hereto as EXHIBIT D (the "Employment Agreements");

                  (j) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

                  (k) the Buyer shall have determined that there are no filings required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act") for the transactions contemplated herein or received the necessary approval pursuant thereto;

                  (l) the Buyer shall have received certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions;

                  (m) all outstanding warrants, investors rights agreements, voting agreements and other such agreements relating to the ownership of equity interests in the Company (other than the Assumed Purchase Rights) and the rights related thereto shall have been terminated;

                  (n) the Company and the Company Stockholders shall have appointed qualified Indemnification Representatives pursuant to Section 6.5 hereof; and

                  (o) the Company shall have used its Reasonable Best Efforts to have the Indemnification Representatives execute the Escrow Agreement in substantially the form attached hereto as EXHIBIT A.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

                  (a) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (b) (i) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and
Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and (ii) all other representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except in the case of each of clauses (i) and (ii), for such failures to be true and correct that do not result in a Buyer Material Adverse Effect, and except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct in all material respects as of such date);

                  (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its obligations and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except where the failure to have performed or complied with such covenants and obligations has not had a Company Material Adverse Effect or a material adverse effect on the Surviving Corporation;

                  (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) result in, or be projected to result in, liabilities, costs, damages and other expenses in excess of $500,000, and no such judgment, order, decree, stipulation or injunction shall have been issued by any court of competent jurisdiction and remain in effect;

                  (e) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

                  (f) the Company shall have received from counsel to the Buyer an opinion with respect to the matters set forth in EXHIBIT C attached hereto, addressed to the Company and dated as of the Closing Date;

                  (g) the Company shall have received certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions;

                  (h) a listing application, if applicable, for the shares of Buyer common stock to be issued in the merger shall have been submitted to the Nasdaq National Market;

                  (i) the Buyer shall have taken such actions as are necessary and appropriate to assume the Company's stock option plan; and

                  (j) the Buyer shall have executed the Escrow Agreement in substantially the form attached hereto as EXHIBIT A.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 (the "Indemnifying Stockholders") shall, pro rata from the Escrow Fund and, with respect to the indemnification commitments that survive the Escrow Fund pursuant to Section 6.3, pro rata from the total Merger Shares actually delivered, hold harmless and indemnify the Buyer in respect of, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement, or (b) resulting from or relating to any actual or alleged transfer of intellectual property of the Company to the entity named in SECTION 2.13(h) of the Disclosure Schedule, other than any transfer of a license to Software substantially in accordance with the Company's standard terms and conditions. For purposes of this Section 6.1, the representations, warranties and statements contained in this Agreement shall be supplemented by update to the Disclosure Schedule pursuant to the terms of Section 4.6.

         6.2      INDEMNIFICATION CLAIMS.

                  (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the amount of claimed damages is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling

Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                  (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party believes it is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (c) Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by, at the option of the Indemnifying Party, a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, and the Indemnifying Party elects not to pay in cash, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by, at the option of the Indemnifying Party, a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, and the Indemnifying Party elects not to pay in cash, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in the Escrow Agreement for the resolution of such dispute (a "Dispute"). If no Response has been received within 30 days after delivery of a Claim Notice, the Indemnifying Party shall be deemed to have agreed to the Claimed Amount and such Claimed Amount shall be immediately payable by the Indemnifying Party from the Escrow Shares or otherwise. For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the Buyer Stock Price multiplied by the number of such Escrow Shares.

                  (d) Notwithstanding the other provisions of this Section 6.2, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                  (e) For purposes of this Section 6.2 and the last three sentences of Section 6.3, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.2 or Section 6.3) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.2 or Section 6.3) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this
Article VI and with respect to the Escrow Agreement. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

         6.3 SURVIVAL OF INDEMNIFICATION COMMITMENTS, REPRESENTATIONS AND WARRANTIES. All indemnification commitments and representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Effective Time and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date one (1) year following the Effective Time, except that (i) the indemnification commitment stated in Section
6.1 with respect to the representations and warranties set forth in Sections 2.1 (Organization, Qualification and Corporate Power), 2.2 (Capitalization), 2.3 (Authorization of Transaction), 2.5 (Subsidiaries), 2.13 (Intellectual Property), 2.17 (Powers of Attorney) and 2.23 (Environmental Matters) (and the portion of the Company Certificate relating thereto), and the indemnification commitment stated in Section 6.1(b) shall survive the Effective Time and shall expire on the date three (3) years following the Effective Time and (ii) the indemnification commitment stated in Section 6.1 with respect to the representations and warranties set forth in Section 2.9 (Tax Matters) (and the portion of the Company Certificate relating thereto) shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders and the Indemnified Party in accordance with the terms of the Escrow Agreement. The covenants in Section 4 of this Agreement (other than the covenants in Section 4.9) shall terminate and expire, and shall cease to be of any force or effect, at the Effective Time; provided, that any liability arising out of any breach of any such covenant prior to such termination shall survive until satisfied.

         6.4 LIMITATIONS. Notwithstanding anything to the contrary herein, the aggregate liability of the Indemnifying Stockholders for Damages under this
Article VI shall not exceed the product of the aggregate Escrow Shares multiplied by the Buyer Stock Price; PROVIDED THAT for claims pursuant to
Section 6.1 relating to a breach of the representations and warranties set forth in Sections 2.1 (Organization, Qualification and Corporate Power), 2.2 (Capitalization), 2.3 (Authorization of Transaction), 2.5 (Subsidiaries), 2.9 (Tax Matters), 2.13 (Intellectual Property), 2.17 (Powers of Attorney) and 2.23 (Environmental Matters) (and the portion of the Company Certificate relating thereto) and the indemnification commitment stated in Section 6.1(b), the aggregate liability of the Indemnifying Stockholders for Damages shall not exceed the product of the aggregate Merger Shares actually delivered to the Company Stockholders (treating Escrow Shares delivered to the Escrow Agent as being actually delivered to the Company Stockholders), including shares the Buyer is obligated to issue pursuant to vested options at the Effective Time, multiplied by the Buyer Stock Price. The Buyer shall not attempt to collect any Damages directly from the Indemnifying Stockholders unless and to the extent that the Damages exceed the aggregate value of the product of the remaining Escrow Shares held in escrow pursuant to the Escrow Agreement multiplied by the Buyer Stock Price.

                  (a) Notwithstanding anything in this Article VI to the contrary, the Indemnifying Stockholders shall be liable hereunder only if and to the extent the aggregate amount of all Damages hereunder exceed $200,000 (i.e. if the total amount of such damages exceeds $200,000 then the Indemnifying Party is only liable for the amount that exceeds $200,000); PROVIDED, HOWEVER that any costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby which pursuant to
Section 4.8 are to be paid from the Escrow Amount shall not be subject to this
Section 6.4(a) limitation and shall be collectible in full from the Escrow Amount; provided further, that any costs and expenses (including legal fees and expenses incurred in connection with the indemnification commitment stated in
Section 6.1(b) shall not be subject to this Section 6.4(a) limitation.

                  (b) Except with respect to claims based on fraud, willful misconduct or gross negligence, from and after the Closing the rights of the Indemnified Parties under this Article VI shall be the exclusive procedure with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

                  (c) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

         6.5 AUTHORITY TO AND INDEMNIFICATION OF INDEMNIFICATION REPRESENTATIVES. Each Company Stockholder grants to the Indemnification Representatives the irrevocable right, power and authority (i) to enter into the Escrow Agreement and to bind all of the stockholders of the Company to its terms; (ii) to give and receive directions and notices thereunder; and (iii) to make all determinations that may be required or that he deems appropriate under the Escrow Agreement. In addition, the Company Stockholders jointly but not severally agree to indemnify and hold harmless the Indemnification Representatives in respect of, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations deficiencies, losses and expenses incurred or suffered by the Indemnification Representatives resulting from or relating to their duties as the Indemnification Representatives.

                                  ARTICLE VII
                                  TERMINATION

         7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

                  (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

                  (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

                  (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before August 31, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results solely from (i) a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement or (ii) delay inherent in a government regulatory approval process (i.e. Hart-Scott-Rodino, California Fairness Hearing)); or

                  (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before August 31, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results solely from (i) a breach by the Company of any representation, warranty or covenant contained in this Agreement or (ii) delay inherent in a government regulatory approval process (i.e. Hart-Scott-Rodino, California Fairness Hearing)).

         7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1(a), (d), or (e) all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VIII
                                  DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

DEFINED TERM                                                                               SECTION
Affiliate                                                                                  2.15(a)(viii)
Aggregate Company Share Amount                                                             1.5(b)(viii)
Aggregate Preferred Stock Liquidation Preference                                           1.5(b)(i)
Agreed Amount                                                                              6.2(c)
Agreement                                                                                  Introduction
Assumed Purchase Rights                                                                    1.11(a)
Assumed Vested Purchase Rights Shares                                                      1.5(b)(ii)
Blue Sky                                                                                   1.7(a)
Buyer                                                                                      Introduction
Buyer Certificate                                                                          5.3(e)
Buyer Common Stock                                                                         1.5(a)(ii)
Buyer Material Adverse Effect                                                              3.1
Buyer Reports                                                                              3.5
Buyer Stock Price                                                                          1.5(b)(ix)
California Agreement                                                                       1.1
CCC                                                                                        1.1
CERCLA                                                                                     2.23(a)
Certificates                                                                               1.9(a)
Certificate of Merger                                                                      1.1
Claim Notice                                                                               6.2(b)
Claimed Amount                                                                             6.2(b)
Closing                                                                                    1.2
Closing Date                                                                               1.2
Collected Amounts                                                                          1.5(b)(xv)
Common Applicable Fraction                                                                 1.5(a)(ii)
Company                                                                                    Introduction
Company Certificate                                                                        5.2(f)
Company Common Stock                                                                       1.5(a)(ii)
Company Intellectual Property                                                              2.13(a)
Company Material Adverse Effect                                                            2.1
Company Preferred Stock                                                                    1.5(b)(x)
Company Stockholders                                                                       Introduction
Company Warrant Shares                                                                     1.5(b)(xiv)
Consenting Corporation                                                                     2.9(d)
Controlling Party                                                                          6.2(a)
Customer Deliverables                                                                      2.13(a)
Damages                                                                                    6.1
Department                                                                                 1.7(a)
DGCL                                                                                       1.1
Disclosure Schedule                                                                        Article II

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

Disclosure Statement                                                                       1.7(a)
Dispute                                                                                    6.2(c)
Dissenting Shares                                                                          1.8(a)
Drag Along                                                                                 2.2
Effective Time                                                                             1.1
Employee Benefit Plan                                                                      2.22(a)(i)
Employee Pension Benefit Plan                                                              2.22(a)(i)
Employee Welfare benefit plan                                                              2.22(a)(i)
Employment Agreements                                                                      5.2(i)
Environment                                                                                2.23(a)
Environmental Law                                                                          2.23(a)
ERISA                                                                                      2.22(a)(ii)
ERISA Affiliate                                                                            2.22(a)(iii)
Escrow Agreement                                                                           1.3(e)
Escrow Agent                                                                               1.3(e)
Escrow Shares                                                                              1.5(c)
Excess parachute payment                                                                   2.9(d)
Exchange Act                                                                               2.15(a)(viii)
Expected Claim Notice                                                                      6.3
Fairness Hearing                                                                           1.7(a)
Financial Statements                                                                       2.6
GAAP                                                                                       2.6
Governmental Entity                                                                        2.4
Holdback Shares                                                                            1.5(b)(xv)
HSR Act                                                                                    5.2(k)
Indemnification Representative                                                             1.3(e)
Indemnified Party                                                                          6.2(a)
Indemnifying Party                                                                         6.2(a)
Indemnifying Stockholders                                                                  6.1
Initial Shares                                                                             1.5(e)
Intellectual Property                                                                      2.13(a)
Internal Systems                                                                           2.13(a)
Investment Company                                                                         3.10(a)
Issued Shares Fraction                                                                     1.5(b)(iii)
Legal Proceeding                                                                           2.19
LOI                                                                                        7.2
Materials of Environmental Concern                                                         2.23(b)
Merger                                                                                     1.1
Most Favored Nation                                                                        2.15(a)(ii)
Most Recent Balance Sheet                                                                  2.8
Most Recent Balance Sheet Date                                                             2.6
Multiemployer Plan                                                                         2.22(f)
Non-controlling Party                                                                      6.2(a)
Notice materials                                                                           2.33
Options                                                                                    1.11(a)
Ordinary Course of Business                                                                2.4

                                       56

Parachute payment                                                                          2.22(k)
Parties                                                                                    Introduction
Permit                                                                                     1.7(a)
Permits                                                                                    2.26
Plan of reorganization                                                                     1.16
Provato.net                                                                                4.2
Provato.org                                                                                4.2
Purchase Rights                                                                            1.11(d)
Reasonable Best Efforts                                                                    4.1
Release                                                                                    2.23(a)
Response                                                                                   6.2(c)
Requisite Stockholder Approval                                                             2.3
Restricted Stock Agreement                                                                 1.5(f)
Rule 145                                                                                   1.9(e)
SEC                                                                                        3.5
Securities Law                                                                             1.7(a)
Securities Act                                                                             1.7(a)
Security Interest                                                                          2.4
Series A Applicable Fraction                                                               1.5(a)(iii)
Series A Liquidation Preference                                                            1.5(b)(iv)
Series B Applicable Fraction                                                               1.5(a)(iv)
Series B Liquidation Preference                                                            1.5(b)(v)
Series C Applicable Fraction                                                               1.5(a)(xiii)
Series C Liquidation Preference                                                            1.5(b)(vi)
Shrink Wrap                                                                                2.13(d)
Software                                                                                   2.13(e)
Surviving Corporation                                                                      1.1
Tax Exempt use property                                                                    2.9(e)
Taxes                                                                                      2.9(a)(i)
Tax Returns                                                                                2.9(a)(ii)
To the Knowledge of the Company                                                            Article II
Total consideration                                                                        1.5(b)(xv)
Transitory Subsidiary                                                                      Introduction
Unaccredited investors                                                                     2.2
Unissued Options                                                                           1.11(a)
Value                                                                                      6.2(c)
Vested Options                                                                             1.11(a)
Voluntary employees                                                                        2.22(i)
Warrant                                                                                    1.11(a)
Web Wrap                                                                                   2.13(d)

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

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 PRESS RELEASES AND ANNOUNCEMENTS. The Company shall not issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer. The Buyer may make any press release or public announcement relating to the subject matter of this Agreement it believes, in good faith, is required by applicable law, regulation or stock market rule (in which case the Buyer shall use reasonable efforts to advise the Company and provide the Company with a copy of the proposed disclosure prior to making such press release or announcement).

         9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders and (b) the provisions in Section
4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

         9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) and the Convertible Note Purchase Agreement, dated even date herewith and attached as EXHIBIT F hereto, constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof, including without limitation the Agreement and Plan of Merger by and among the Parties dated April 18, 2001; provided that the Mutual Confidentiality Agreement, dated February 13, 2001 between the Buyer and the Company shall remain in effect in accordance with its terms.

         9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

         9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it

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

is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE COMPANY:                                           COPY TO: Cooley Godward LLP
Provato, Inc.                                                         3175 Hanover Street
1300 Clay Street, Suite 500                                           Palo Alto, CA  94306
Oakland, CA 94612                                                     Facsimile: (650) 745-7391
                                                                      Attention: James F. Fulton, Jr.

IF TO THE BUYER OR THE                                       COPY TO: Lucash, Gesmer & Updegrove, LLP
TRANSITORY SUBSIDIARY:                                                40 Broad Street
I-many, Inc.                                                          Boston, MA 02109-4310
537 Congress Street, 5th Floor                                        Facsimile: (617) 350-6878
Portland, ME 04101                                                    Attention: William Contente
Attention: President                                         and

                                                             COPY TO:  I-many, Inc.
                                                                       537 Congress Street, 5th Floor
                                                                       Portland, ME 04101
                                                                       Attention: Cheryl Tumlin, Esq.

         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), such notice, request, demand, claim or other communication shall be deemed to have been duly given when delivered to the address or facsimile telephone number set forth beneath the name of such party set forth above (or to such other address or facsimile telephone number as such party shall have specified). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the DGCL and CCC. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or

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

covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         9.11     CONSTRUCTION.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   THE BUYER:

                                   I-MANY, INC.

                                   By: /s/ A. LEIGH POWELL
                                      -----------------------------------------
                                          A. Leigh Powell, President

                                   THE TRANSITORY SUBSIDIARY:

                                   LUNALIGHT, INC.

                                   By: /s/ TIM CURRAN
                                      -----------------------------------------
                                          Tim Curran, President

                                   THE COMPANY:

                                   PROVATO, INC.

                                   By: /s/ MARK CHRISTIANSEN
                                      -----------------------------------------
                                          Mark Christiansen, President

         The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                           /s/ TIM CURRAN
                                           ------------------------------------
                                           Tim Curran, Secretary


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

         The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by each class and series of shares of the outstanding capital stock of the Company entitled to vote on this Agreement.

                                           /s/ MARK TANOURY
                                           ------------------------------------
                                           Mark Tanoury, Secretary


                                       63